                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Incyte Genomics, Inc. of our report dated January 19, 2001, except as to Note 8 which is as of February 5, 2001, relating to the financial statements of diaDexus, Inc., which appears in Incyte Genomics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

San Jose, California


May 17, 2001